EXHIBIT 99

AT THE COMPANY:	Daniel D. Viren, Senior Vice President-Finance (614) 864-6400 Roy Youst, Director Corporate Communications (614) 864-6400

FOR IMMEDIATE RELEASE: Friday, May 20, 2005

SHAREHOLDERS ELECT THREE TO R.G. BARRY CORPORATION BOARD
Stock Option Plan Adopted During Slipper Marketer’s Annual Meeting

PICKERINGTON, Ohio— Friday, May 20, 2005 – Shareholders of R.G. Barry Corporation (OTC Bulletin Board: RGBC) named three directors to the slipper marketer’s board and approved a long-term incentive plan today during the Company’s annual meeting held at its suburban Columbus, Ohio, headquarters.

R.G. Barry Corporation President and Chief Executive Officer Thomas M. Von Lehman reaffirmed for shareholders attending the meeting that the Company expects to return to profitability for the full year in 2005, ending three consecutive years of sizeable losses. He reiterated, however, that because of the highly seasonal nature of the company’s business, it is likely to report a loss for the first half.

“We feel very proud of our 2004 accomplishments. Already in 2005, we have been able to experience the benefits of these changes and make significant additional progress. But, we know that the economic and competitive environment we face is tougher than ever. Much more needs to be done to ensure the sustainability of our progress, and we feel very confident about our ability to meet these challenges. We believe that a bright future lies ahead for our Company,” he said.

Mr. Von Lehman, 55, was elected to a three-year term as a director during Friday’s meeting. He fills a seat vacated by Christian Galvis, whose term on the Board expired at the meeting. Mr. Galvis, 64, retired as the Company’s executive vice president of operations in September 2004.

“We are delighted that Tom has accepted a board seat. He is an exceptional leader with vision and the ability to quickly identify core issues, develop appropriate responses and deliver results,” said R.G. Barry Corporation Board Chairman Gordon Zacks. “We also appreciate all that Chris has contributed to the Company over the years as both a corporate officer and director. We wish him a healthy, happy retirement.”

Current directors Roger Lautzenhiser and Mr. Zacks were re-elected to three-year terms. Mr. Lautzenhiser, 51, is Managing Partner of the Cincinnati office of Vorys, Sater, Seymour and Pease LLP, attorneys at law, and has been a member of the board since 1999. Zacks, 72, is the Company’s retired president and chief executive officer and has been a director since 1959. He also was re-elected as Chairman of the Board on Friday.

The incentive plan approved by shareholders succeeds two existing plans. It gives the company greater flexibility in granting incentive awards and enhances related corporate governance practices.

R.G. Barry Corporation, the Dearfoams® company, is one of the world’s leading developers and marketers of comfort footwear for at- and around-the-home. Its primary brands include Dearfoams® and EZfeet®. To learn more, visit the Company’s Web site at <www.rgbarry.com>.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
The statements in this news release, other than statements of historical fact, are forward-looking statements, and are based upon information available to the Company on the date of this release. Our forward-looking statements inherently involve risks and uncertainties that could cause actual results and outcomes to differ materially from those anticipated by our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to continue sourcing products from outside North America without incurring substantial unplanned costs and without negatively impacting delivery times or product quality; our ability to comply with the various terms and covenants of our asset-based lending facility with CIT Commercial Services; the Company’s ability to maintain its inventory levels in accordance with its plans; the continued demand for the Company’s products by its customers and the continuing willingness of its customers and suppliers to support the Company; the unexpected loss of key management; and the impact of competition on the Company’s market share. Other risks to the Company’s business are detailed in our previous press releases, shareholder communications and Securities Exchange Act filings including our Annual Report on Form 10-K for the fiscal year ended January 1, 2005. Except as required by applicable law, we do not undertake to update the forward-looking statements contained in this news release to reflect new information that becomes available after the date hereof.